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                                                                     Exhibit 5.1

                           OPINION OF BAKER & McKENZIE

                                December 23, 2002

Harken Energy Corporation
580 WestLake Park Boulevard
Suite 600
Houston, Texas 77079

Re: Registration Statement on Form S-3 (File No. 333-99663)

Ladies and Gentlemen:

         We have acted as counsel for Harken Energy Corporation, a Delaware corporation (the "Company"), in connection with a registration statement on Form S-3 filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Registration Statement"), with respect to the resale of up to 26,916,075 shares of the Company's common stock, par value $0.01 per share (the "Shares"), as described in the Registration Statement. Of the Shares,
(i) 22,964,000 Shares are issuable upon the conversion of the Company's 7% Senior Convertible Notes due 2007 (the "7% Notes") pursuant to the terms and conditions of the respective 7% Notes, such Shares being referred to as the "7% Note Shares," (ii) 2,000,000 Shares were issued in connection with the partial redemption of the Company's 5% Convertible Note due 2003 in the original principal amount of $6,803,629.26 (the "Benz Notes"), such Shares being referred to herein as the "Benz Note Shares," and (iii) 1,952,075 Shares are for the declaration of dividends in common stock to the holders of Harken's Series G1 preferred stock and Series G2 preferred stock pursuant to the terms and conditions of such preferred stocks' respective Certificates of Designation, such Shares being referred to as the "Dividend Shares." All of the Shares are to be sold by certain selling stockholders named in the Registration Statement.

         In reaching the opinion set forth below, we have examined originals or copies, certified or otherwise identified, of the Company's Certificate of Incorporation, as amended, the Company's Bylaws, as amended, copies of the Benz Notes and the 7% Notes, resolutions adopted by the Company's Board of Directors, and such documents, corporate records and other

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instruments as we have deemed necessary or advisable for purposes of this opinion. As to matters of fact, which have not been independently established or verified, we have examined and relied upon such corporate records and documents of the Company as we have deemed necessary or appropriate to render this opinion and, where we have deemed appropriate, statements, representations or certificates related to factual matters of officers of the Company or public officials. We have assumed the authenticity of all documents submitted to us as originals, the genuineness of all signatures, the legal capacity of natural persons and the conformity to the originals of all documents submitted to us as copies.

     Based on the foregoing and subject to the limitations, qualifications, exceptions and assumptions set forth herein, we are of the opinion that (i) the Benz Note Shares are duly authorized, validly issued, fully paid and non-assessable shares of the Company's common stock, (ii) when the 7% Note Shares are issued in accordance with the terms and conditions of the respective 7% Notes, such Shares will be duly authorized, validly issued, fully paid and non-assessable shares of the Company's common stock, and (iii) when the Dividend Shares are issued to holders of Series G1 preferred stock and Series G2 preferred stock pursuant to the terms and conditions of such preferred stocks' respective Certificates of Designation, and if and when declared by the Board of Directors in compliance with the requirements of Delaware law, such shares will be duly authorized, validly issued, fully paid and non-assessable shares of the Company's common stock.

     The opinion expressed above is specifically limited to the General Corporation Laws, as amended, of the State of Delaware and the federal laws of the United States of America. The Shares may be issued on a delayed basis, but this opinion is limited to the laws, including the rules and regulations thereunder, as in effect on the date hereof.

     This opinion (i) is rendered in connection with the filing of the Registration Statement, (ii) is rendered as of the date hereof, and we undertake no, and hereby disclaim any kind of obligation to advise you of any change or any new developments that might affect any matters or opinions set forth herein, and (iii) is limited to the matters stated herein and no opinions may be inferred or implied beyond the matters expressly stated herein.

     We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to our firm's name under the heading "Legal Matters." In giving this consent, this firm does not thereby admit that it comes within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission promulgated thereunder.

                                            Very truly yours,


                                            /s/ Baker & McKenzie